UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13063	81-0422894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 754-2233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement.

On October 27, 2011, Scientific Games International, Inc. (“SGI”), Scientific Games Corporation (the “Company”), as a guarantor, the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) that amended the indenture, dated June 11, 2008 (the “Indenture”), governing SGI’s 7.875% Senior Subordinated Notes due 2016 (the “Notes”).

The Supplemental Indenture amends the Indenture to conform certain provisions of the Indenture to those contained in the indenture governing the Company’s 8.125% Senior Subordinated Notes due 2018 and thereby provides the Company with additional flexibility for investment opportunities that it may decide to pursue, including potential strategic partnerships, joint ventures and other acquisitions.

In particular, the Supplemental Indenture amends the definition of “consolidated net income” in the Indenture to exclude certain items, including net after-tax impairment charges and asset write-offs, which will, among other things, increase the Company’s capacity to make additional “restricted investments” under the Indenture.  In addition, the Supplemental Indenture amends the definition of “permitted investments” to include certain investments relating to the Italian instant ticket concession held by the Company’s joint venture.  The primary effect of this amendment is to “grandfather” the investments the Company made in 2010 to cover the Company’s portion of the upfront concession fees for purposes of determining the Company’s capacity to make additional “restricted investments” under the Indenture.

The foregoing description of the Supplemental Indenture is qualified in its entirety by the full text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1.

Item 8.01 Other Events.

On October 28, 2011, the Company issued a press release announcing the successful completion of the previously announced consent solicitation to amend the Indenture as described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1

Supplemental Indenture, dated as of October 27, 2011, by and among SGI, as issuer, the Company as a guarantor, the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Indenture, dated June 11, 2008, by and among SGI, as issuer, the Company as a guarantor, the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

99.1	Press Release, dated October 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin
Title: Senior Vice President and Chief Financial Officer

Date: October 28, 2011

Exhibit Index

Exhibit No.	Description

4.1

Supplemental Indenture, dated as of October 27, 2011, by and among SGI, as issuer, the Company as a guarantor, the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Indenture, dated June 11, 2008, by and among SGI, as issuer, the Company as a guarantor, the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

99.1	Press Release, dated October 28, 2011.